                                                                    EXHIBIT 3.26

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 08/31/2000
   001443383 - 3282588

                            CERTIFICATE OF FORMATION

                                       OF

                      CALPINE CHANNEL ENERGY CENTER LP, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

         1. The name of the limited liability company is Calpine Channel Energy Center LP, LLC.

         2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

Executed on August 31, 2000.

                                                /s/ Paul Hagan
                                                -----------------------------
                                                Paul Hagan, Authorized Person